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                                                                   EXHIBIT 10.78

                         RELOCATION SERVICES AGREEMENT

THIS AGREEMENT is made effective as of this 8/th/ day of November, 1999 between RELOACTION, a California corporation ("RELOACTION") and P-COM, INC. ("COMPANY").

     IN CONSIDERATION of the mutual obligations, terms and conditions of this AGREEMENT, the parties agree as follows:

1    Definitions.
     -----------

     1.1  DIRECT COSTS.  "DIRECT COSTS" shall mean actual costs related to
          ------------
          services provided under applicable SUPPLEMENTS and more specifically described in applicable SUPPLEMENTS.

     1.2  EMPLOYEE.  "EMPLOYEE" shall mean any person authorized by COMPANY to
          --------
          receive the SERVICES covered by this AGREEMENT.

     1.3  SERVICES.  "SERVICES" shall mean the employee relocation services
          --------
          provided to EMPLOYEES by RELOACTION in accordance with this AGREEMENT and described in one or more SUPPLEMENTS to this AGREEMENT.

     1.4  SERVICE PARTNER.  "SERVICE PARTNER" shall mean service providers other
          ---------------
          than RELOACTION staff, selected and managed by RELOACTION to perform specific services.

     1.5  SUPPLEMENTS.  "SUPPLEMENTS" shall mean the supplements to this
          -----------
          AGREEMENT designated in Section 17 or subsequently designated as part of this AGREEMENT which set forth the terms and conditions of the specific SERVICES to be provided by RELOACTION for COMPANY.

2.   Agreement to Provide SERVICES.   COMPANY agrees to retain RELOACTION to
     -----------------------------
     provide, and RELOACTION agrees to provide, the SERVICES on the terms and conditions of this AGREEMENT.

3.   Fees and DIRECT COSTS.
     ---------------------

     3.1  Fees and DIRECT COSTS related to SERVICES performed by RELOACTION
          ---------------------
          shall be charged by RELOACTION and paid by COMPANY as specified in the applicable SUPPLEMENT.

     3.2  Payments. Except as provided in the applicable SUPPLEMENT, fees for
          --------
          SERVICES and DIRECT COSTS shall be due and payable by COMPANY within thirty (30) days of receipt of invoice by COMPANY. Any income earned on funds advanced to RELOACTION for the purpose of providing SERVICES
          to COMPANY shall be the sole property of RELOACTION.   Any fees paid
          to RELOACTION by real estate brokers or other vendors in the course of
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          RELOACTION providing SERVICES shall be the sole property of
          RELOACTION.

     3.3  Late Payments.  Payments not made when due shall accrue interest at
          -------------
          the rate of 1.5% per month or the maximum rate permitted by California law for nonexempt lenders, whichever is less.

4.   Termination.
     -----------

     4.1  Right to Terminate.  Either party shall have the right to terminate
          ------------------
          any or all SERVICES under this AGREEMENT by giving written notice of the termination to the other party at least thirty (30) days prior to the effective date of the termination.

     4.2  Effect of Termination.  Upon termination of this AGREEMENT, RELOACTION
          ---------------------
          shall complete the SERVICES authorized as of the effective date of the termination. At the option of the COMPANY, COMPANY may assume full responsibility for the terminated SERVICES. In the event of a material default by COMPANY, RELOACTION may require COMPANY to assume full responsibility for SERVICES.

     4.3  Assumption of SERVICES by COMPANY.  Upon any assumption of
          ---------------------------------
          responsibility for SERVICES by COMPANY, (i) RELOACTION shall not be responsible for providing any further SERVICES other than delivery of active files to COMPANY; (ii) RELOACTION shall be held harmless by COMPANY from any costs, expenses, or liability arising after the date of the assumption; and (iii) COMPANY shall assume any contractual obligations of RELOACTION, incurred in the ordinary course of providing SERVICES, under contracts with third party purchasers of EMPLOYEES' residences and with third party vendors retained to assist in providing SERVICES. For each EMPLOYEE for which specific SERVICES have commenced as of the termination, RELOACTION shall be entitled to the fees as described in the applicable SUPPLEMENT(S) for such SERVICES.

5.   Responsibilities of the Parties.  It is expressly understood and agreed
     -------------------------------
     that RELOACTION's sole responsibility is to perform the SERVICES described herein by adhering to a standard of reasonable business care. If a claim, demand, action, liability, suit, cause of action or the like (collectively "DISPUTE") is asserted or made against RELOACTION or COMPANY as a result of the rendering of such SERVICES, and provided such DISPUTE is not a result of RELOACTION's failure to adhere to a standard of reasonable business care, negligence, willful misconduct or dishonesty, COMPANY agrees to defend, indemnify and hold RELOACTION harmless from such DISPUTE. In the event of a DISPUTE arising from RELOACTION's failure to adhere to a standard of reasonable business care, negligence, willful misconduct or dishonesty, RELOACTION shall defend, indemnify and hold COMPANY harmless from such DISPUTE. RELOACTION's liability shall be reduced by an amount equal to the proportionate extent of any negligence on the part of the COMPANY or any person receiving SERVICES hereunder. COMPANY and RELOACTION acknowledge that the relationship between the parties requires a cooperative effort, and each party agrees to keep the other promptly informed of any situation and/or condition that may result in

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     any DISPUTE being asserted and to reasonably cooperate with the other party to achieve an equitable and just outcome in the event of a DISPUTE. The provisions of this Section shall survive the termination of this AGREEMENT.

6.   Notices.  Any and all notices or other communications required or permitted
     -------
     by this AGREEMENT or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to either of the parties to whom it is directed, or in lieu of such personal service, three (3) business days after being deposited in the United States mail, first class postage prepaid, addressed to the parties at the addresses indicated on the signature page of this AGREEMENT.

7.   Audit of Records.  RELOACTION will retain complete records of all
     ----------------
     transactions under this AGREEMENT for a period of at least three (3) years from the date the SERVICES are completed for each EMPLOYEE. Such records shall be available for audit by the COMPANY at its expense at the offices of RELOACTION during regular business hours upon reasonable notice to RELOACTION.

8.   PROPRIETARY INFORMATION.  The terms and conditions of this AGREEMENT,
     -----------------------
     including the SUPPLEMENTS hereto, have been prepared by RELOACTION for the sole use of COMPANY and constitutes proprietary information of RELOACTION which is a valuable trade secret (the "PROPRIETARY INFORMATION"). COMPANY agrees to maintain in confidence and shall not disclose to any person or entity, without the prior written consent of RELOACTION, the PROPRIETARY INFORMATION. COMPANY shall disclose the PROPRIETARY INFORMATION only to those employees, agents, and representatives of COMPANY who require the PROPRIETARY INFORMATION to carry out their responsibilities. PROPRIETARY INFORMATION shall not include information: (a) already in the public domain or already in the possession of COMPANY prior to its disclosure under this AGREEMENT, (b) disclosed to COMPANY by a third party not obligated to maintain such information in confidence, or (c) information which enters the public domain without breach of any confidentiality obligations.

9.   Entire Agreement.  This AGREEMENT, including the attached SUPPLEMENTS,
     ----------------
     contains the entire agreement between COMPANY and RELOACTION respecting the SERVICES of RELOACTION. Any agreement or representation respecting the SERVICES of RELOACTION or the duties of either COMPANY or RELOACTION in relation thereto, not expressly set forth in this AGREEMENT, is null and void.

10.  Assignment.  This AGREEMENT may not be assigned or otherwise transferred by
     ----------
     either party without the prior written consent of the other party provided, however, RELOACTION expressly retains the right to assign or pledge its right to receive payments hereunder for purposes of securing adequate financing. Such financing may be secured by a security agreement which grants to a lender a security interest in, among other things, this AGREEMENT and any rights arising under any other instrument, document, account or other obligation that result from this AGREEMENT.

11.  Successors.  This AGREEMENT shall be binding upon and shall inure to the
     ----------
     benefit of the parties hereto and their respective assigns and successors.

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12.  Amendments.  This AGREEMENT may be amended or modified by, and only by, a
     ----------
     written instrument executed by the parties.

13.  Attorneys' Fees.  Should any litigation be initiated between the parties
     ---------------
     hereto concerning this AGREEMENT or the rights and duties in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation or in a separate action brought for that purpose.

14.  Severability.  In the event any of the provisions of this AGREEMENT are
     ------------
     determined to be invalid or unenforceable, the same shall be deemed severable from the remainder of this AGREEMENT and shall not cause the invalidity or unenforceability of the remainder of this AGREEMENT.

15.  Governing Law.  This AGREEMENT shall be construed under and in accordance
     -------------
     with the laws of the State of California.

16.  Captions.  The captions in this AGREEMENT are for convenience only and are
     --------
     not to be relied upon in construing this AGREEMENT.

17.  Applicable SUPPLEMENTS. The following SUPPLEMENTS, as initialed by COMPANY
     ----------------------
     and RELOACTION and attached hereto, are incorporated herein and made part of this AGREEMENT:
                                                        Initials:
                                                        --------
     SUPPLEMENTS                                   COMPANY     RELOACTION
     -----------------------------------------------------     ----------

     Home Buyout - Amended                      [ILLEGIBLE]^^  __________
                                                -------------

18.  Due Authority.  RELOACTION and COMPANY hereby represent and warrant to the
     -------------
     other party, and each person executing this AGREEMENT on behalf of each of the respective party certifies by his/her signature, that the person executing this AGREEMENT on behalf of the respective party is properly authorized to execute this AGREEMENT on behalf of the respective party, that such person's signature is sufficient to bind the respective party and that the respective party is bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first set forth.

P-COM, INC.                              RELOACTION
3175 Winchester Boulevard                7901 Stoneridge Drive, Suite 390
Campbell, CA  95008                      Pleasanton, CA  94588


By: /s/ David R. Aronovici               By: /s/ Ronald C. Whitmill
    ---------------------------------        -------------------------------
Name:   David R. Aronovici               Name:   Ronald C. Whitmill
     --------------------------------         ------------------------------
Title:  Director, Human Resources        Title:  Senior Vice President
      -------------------------------          -----------------------------
Date:   November 8, 1999                 Date:   December 9, 1999
     --------------------------------         ------------------------------

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                                  HOME BUYOUT
                                  SUPPLEMENT

THIS SUPPLEMENT is an addition to and part of that certain RELOCATION SERVICES AGREEMENT (the "AGREEMENT") made effective as of the 8/th/ day of November, 1999 between RELOACTION, a California corporation ("RELOACTION"), and P-COM, INC. ("COMPANY"). All provisions of the AGREEMENT not specifically changed by the provisions of this SUPPLEMENT shall continue in all respects in full force and effect.

1.   Definitions.
     -----------

     1.1  ANTICIPATED SALE PRICE. "ANTICIPATED SALE PRICE" with respect to each
          ----------------------
          HOME shall mean the average of two (2) independent appraisals obtained from two (2) independent appraisers reasonably acceptable to RELOACTION, COMPANY, and the EMPLOYEE, which appraisals shall be based on comparable sales analysis when possible. If, however, the appraisals vary by more than five percent (5%) of the higher appraised value, a third appraisal shall be obtained by RELOACTION, and the ANTICIPATED SALE PRICE shall be the average of two closest. RELOACTION shall carefully review all appraisals and appraisal reports; acceptance of such appraisals and reports is solely within the discretion of RELOACTION. If, in the judgment of RELOACTION, any appraisal report has been incompetently prepared, RELOACTION may request reanalysis and reappraisal or reject such appraisal and obtain a new appraisal report in lieu of the rejected appraisal report.

     1.2  BONA FIDE OFFER. "BONA FIDE OFFER" shall mean an offer from an
          ---------------
          unrelated third party to purchase EMPLOYEE's HOME that RELOACTION reasonably determines is made in good faith and is likely to close under its terms and is consistent with COMPANY'S relocation policy.

     1.3  DIRECT COSTS. "DIRECT COSTS" shall mean:
          ------------

          a. Real estate commissions and incidental closing costs including title search, title insurance, transfer taxes, and legal fees incurred in the sale of any HOME.

          b. Costs related to cleaning and repair of and minor improvements to any HOME; provided however, that in no event shall such costs exceed $2,500 without the prior authorization of COMPANY unless incurred in an emergency making prior authorizations impractical.

          c. Mortgage interest payments, finance charges, insurance, and taxes related to any HOME, except to the extent such expenses are chargeable to the EMPLOYEE.

          d. Capital losses arising from the resale of any HOME (with any capital gains from the resale of any HOME being considered a credit against DIRECT COST).

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          e.  All other out-of-pocket costs and expenses incurred in good faith by RELOACTION with respect to its purchase, ownership, and resale of any HOME.

     1.4  EFFECTIVE SALE PRICE. "EFFECTIVE SALE PRICE" shall mean the actual
          --------------------
          selling price of the HOME, under an amended sale, received at closing less contingencies, allowances, adjustments or concessions to the purchaser.

     1.5  EQUITY. "EQUITY" with respect to a HOME shall mean the OFFER PRICE of
          ------
          the HOME (or RELOACTION's EFFECTIVE SALE PRICE if higher) less the amount of all encumbrances on the HOME and closing and other costs related to the sale of the HOME payable by or chargeable to the EMPLOYEE, including credits to the buyer.

     1.6  EQUITY PAYMENTS. "EQUITY PAYMENTS" shall mean payments to an EMPLOYEE
          ---------------
          of EQUITY in accordance with Section 2.3 of this SUPPLEMENT, and payments made on behalf of EMPLOYEE to remove liens and/or encumbrances on the HOME.

     1.7  HOME/SPECIAL HOME.
          -----------------

          a. For purposes of providing services under this SUPPLEMENT, "HOME" shall mean a single family or two family residence or condominium located in the United States or Canada which is used by the EMPLOYEE as his/her principal residence and is owned by the EMPLOYEE, the EMPLOYEE's spouse or any dependent of the EMPLOYEE residing in the same household, together with the associated property customarily considered part of such dwelling, but exclusive of any land in excess of a normal lot for the neighborhood in which the HOME is located.

          b. RELOACTION and COMPANY may consent to include a property as a "SPECIAL HOME." SPECIAL HOMES shall include, but are not limited to, mobile homes, manufactured homes located on leased or rented land, cooperative apartments or multifamily dwellings, property in which part is used for non-residential purposes, property which includes land in excess of a normal lot for the neighborhood or where the value of the land exceeds the improvement value, property valued in excess of $500,000 or less than $50,000, property located outside of the United States or Canada, and property which requires correction of conditions or significant repairs after acquisition. Property will be considered a SPECIAL HOME when RELOACTION is requested by COMPANY to purchase property for a pre-determined price or to modify the method to determine the ANTICIPATED SALE PRICE. If COMPANY requests RELOACTION to proceed with the purchase of a SPECIAL HOME, and RELOACTION agrees, COMPANY shall pay all amounts due RELOACTION as required for a HOME. In addition, COMPANY shall pay all additional costs determined necessary by COMPANY and RELOACTION to sell the SPECIAL HOME according to a mutually agreeable marketing plan.


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     1.8  HOME BUYOUT. "HOME BUYOUT" shall mean those services provided by
          -----------
          RELOACTION to designated EMPLOYEES pursuant to this SUPPLEMENT.

     1.9  OFFER PERIOD. "OFFER PERIOD" shall mean the period of time, from the
          ------------
          date of the offer letter, during which EMPLOYEE may accept RELOACTION's offer to purchase the HOME.

     1.10 OFFER PRICE. "OFFER PRICE", shall mean the ANTICIPATED SALE PRICE of
          -----------
          that HOME or such other price as determined by COMPANY.

     1.11 VALUATION COSTS. "VALUATION COSTS" shall mean the appraisal fees,
          ---------------
          broker's market analyses fees, inspection fees, preliminary title fees and related fees incurred by RELOACTION during the initial valuation of each HOME.

2.   HOME BUYOUT.
     -----------

     2.1  Valuation and Marketing Assistance. Upon designation by COMPANY of an
          ----------------------------------
          EMPLOYEE as eligible for HOME BUYOUT, RELOACTION will:

          a. Promptly contact the EMPLOYEE and provide counseling regarding the HOME sale process.

          b. Provide EMPLOYEE with list of real estate agents from which to obtain a broker's market analysis and marketing plans and to assist EMPLOYEE to select a listing agent.

          c.  Obtain 2 real estate brokers' market analyses of the HOME.

          d.  Obtain the ANTICIPATED SALE PRICE.

          e. Obtain and review a preliminary title report and appropriate property inspections on the HOME, which may include pest, general home, radon, etc., and provide copies of such documents to the COMPANY and the EMPLOYEE as requested by COMPANY.

          f. Provide for the COMPANY and the EMPLOYEE a written profile and marketing strategy for the HOME, including recommended list price.

          g. During the OFFER PERIOD, maintain regular contact with the broker, the EMPLOYEE, and the COMPANY, follow up on progress and showings, monitor list price, buyer and broker comments and responses, and offer negotiating assistance.

          h.  Prepare written monthly status report for COMPANY.

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     2.2  Offer to Purchase.
          -----------------

          a. After determining the ANTICIPATED SALE PRICE, RELOACTION shall offer to purchase the EMPLOYEE's HOME for the OFFER PRICE by forwarding to EMPLOYEE an offer. EMPLOYEE shall have an OFFER PERIOD of sixty (60) days in which to accept RELOACTION's offer. EMPLOYEE may accept the offer by completing in full and returning in a timely manner the Contract of Sale and related documents provided by RELOACTION with the offer.

          b. Upon determination by RELOACTION that a property is a SPECIAL HOME, RELOACTION shall notify COMPANY and obtain authorization to proceed with an offer to purchase the SPECIAL HOME.

     2.3  Payment of EQUITY. The EMPLOYEE shall be entitled to EQUITY as
          -----------------
          follows, subject to the conditions set forth in the Contract of Sale:

          a. EQUITY may be advanced during the OFFER PERIOD in an amount not to exceed 90% of the EQUITY, as needed to close on the purchase of a new principal residence, upon receipt of executed acceptance papers and according to the terms of the Equity Loan Note.

          b. 100%, or the remaining balance, of the EQUITY upon EMPLOYEE's acceptance of RELOACTION's offer to purchase the HOME and vacation of the property.

2.4  Amended Sale. If, during the OFFER PERIOD, EMPLOYEE receives a BONA FIDE
     ------------
     OFFER for the purchase of the HOME, the EMPLOYEE may present the offer to RELOACTION. If RELOACTION determines that the offer is a BONA FIDE OFFER, RELOACTION will amend its Contract of Sale to meet the price and terms of the BONA FIDE OFFER and pay EMPLOYEE's EQUITY based on the BONA FIDE OFFER in accordance with Section 2.3 of this SUPPLEMENT. RELOACTION will sign the BONA FIDE OFFER and proceed with the transaction as seller. RELOACTION shall use all reasonable efforts to close the sale under the terms of the BONA FIDE OFFER. RELOACTION will complete the purchase from the EMPLOYEE at the price determined by the BONA FIDE OFFER. In the event the sale does not close, RELOACTION will proceed to market and resell the property as described in Section 2.5. Any forfeited earnest money retained by RELOACTION shall be credited to DIRECT COST.

     2.5  Resale. Upon the EMPLOYEE's acceptance of RELOACTION's offer to
          ------
          purchase the HOME, RELOACTION shall use all reasonable efforts to sell the HOME at the most favorable price and terms available. RELOACTION will list the HOME for sale with a broker of its choosing. RELOACTION shall maintain the HOME in good repair after it is vacated by EMPLOYEE and until the closing of the resale. RELOACTION shall not sell any HOME purchased from an EMPLOYEE of COMPANY for less than ninety five percent (95%) of its ANTICIPATED SALE PRICE without the prior authorization of COMPANY, which consent shall not be unreasonably withheld. Consent shall be deemed

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          given by COMPANY unless written notice of COMPANY's disapproval of any such transaction is received by RELOACTION within three (3) business days after such notice has been given to COMPANY.

3.   Reimbursable Expenses.
     ---------------------

     3.1 COMPANY shall advance to RELOACTION all VALUATION COSTS, EQUITY PAYMENTS and DIRECT COSTS incurred or to be incurred by RELOACTION in providing services pursuant to this SUPPLEMENT. Reimbursable expenses shall be payable by COMPANY as follows:

          a.  EQUITY PAYMENTS.  EQUITY PAYMENTS shall be advanced to RELOACTION
              ---------------
              by COMPANY prior to payment to EMPLOYEE.

          b.  VALUATION COSTS.  Estimated VALUATION COSTS shall be invoiced to
              ---------------
              COMPANY upon receipt of authorization of service.

          c.  DIRECT COSTS.  DIRECT COSTS shall be invoiced in advance by
              ------------
              RELOACTION at ten percent (10%) of the OFFER PRICE. Upon depletion of DIRECT COST funds, additional DIRECT COSTS will be invoiced in advance at ten percent (10%) of the OFFER PRICE, or shall be invoiced in an amount based on RELOACTION'S reasonable good faith estimate of funds required to pay all debts at closing.

     3.2  Payments shall be due and payable upon receipt of invoice by COMPANY.

     3.3  Closing Adjustment Upon Resale. Upon the closing of an amended sale or
          ------------------------------
          resale of each EMPLOYEE's HOME, an adjustment shall be made to reflect the actual DIRECT COSTS incurred by RELOACTION with an excess advance of DIRECT COSTS by COMPANY being reflected as a credit to COMPANY. If additional DIRECT COSTS are incurred or accounted for after the closing adjustment, such additional DIRECT COSTS will be invoiced by RELOACTION.

4.   Fees.
     ----

     4.1  BASE FEE. COMPANY shall pay RELOACTION a "BASE FEE" of Five Thousand
          --------
          Dollars ($5,000) for each EMPLOYEE authorized to receive services. However, the BASE FEE shall be One Thousand Dollars ($1,000) with respect to any EMPLOYEE who, prior to the offer being made, elects not to participate further in the HOME BUYOUT. BASE FEES shall be invoiced to COMPANY with VALUATION COSTS upon determination of ANTICIPATED SALE PRICE.

     4.2  INCENTIVE FEE.  An "INCENTIVE FEE" shall be earned by RELOACTION upon
          -------------
          the closing of the following HOME sales:

          a. If a HOME is closed as an amended sale an INCENTIVE FEE of One Thousand Dollars ($1,000) shall be earned at closing.

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          b.  If a HOME resale is completed where the DIRECT COSTS are fourteen percent (14%) or less of the purchase price an INCENTIVE FEE of One Thousand Dollars ($1,000) shall be earned at closing. Prepayment penalties on the EMPLOYEE's mortgage, excise taxes, and interest on EQUITY advances when they are charged, will be excluded from the DIRECT COSTS for calculation of INCENTIVE FEES earned.

     INCENTIVE FEES shall be invoiced at resale closing or shall be deducted from closing proceeds in accordance with Section 3.3.

     4.3  SPECIAL HOME FEE.  If COMPANY authorizes RELOACTION to purchase a
          ----------------
          SPECIAL HOME and RELOACTION agrees, COMPANY shall pay all fees for a HOME plus an additional SPECIAL HOME FEE equal to one percent (1%) of the purchase price (minimum of $1,000) upon completion of the resale.

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